UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

    Higher One Holdings, Inc. (“the Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 14, 2012 at 115 Munson Street, New Haven, Connecticut 06511. On March 20, 201, the record date for the Annual Meeting, 54,772,767 shares of the Company’s common stock were issued and outstanding, of which 48,631,475 were present or represented by proxy at the Annual Meeting for purposes of establishing a quorum.

    At the Annual Meeting, the Company’s stockholders: (1) elected three directors listed below to hold office until the 2015 annual meeting of stockholders or until their respective successors are elected; and (2) ratified the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012. The voting results from the meeting were as follows:

Proposal 1—Election of Directors

	For	Withheld	Broker Non-Votes
Miles Lasater	40,264,282	840,459	7,526,734
Robert Hartheimer	40,717,401	387,340	7,526,734
Patrick McFadden	41,597,602	507,139	7,217,789

Proposal 2—Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

For	Against	Abstain
48,586,925	32,834	11,716

Item 8.01 Other Events

    Following the Annual Meeting, the Company's Board of Directors elected Miles Lasater as chairman.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2012

HIGHER ONE HOLDINGS, INC.

By:	/s/ Mark Volchek
Mark Volchek Chief Financial Officer